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                                                                     Exhibit 5.1

                  [LETTERHEAD OF ALSTON & BIRD APPEARS HERE]

                               December 1, 1997

New York Stock Exchange, Inc.
Listings
20 Broad Street - 17th Floor
New York, New York 10005

        Re: AccuStaff Incorporated Office Specialists, Inc. 1996 Equity Incentive Plan

Ladies and Gentleman:

        This opinion is given in connection with the filing by AccuStaff Incorporated (the "Company") with the Securities and Exchange Commission under the Securities Act 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") with respect to 437,861 shares (the "Shares") of the $.01 par value Common Stock of the Company (the "Common Stock") to be issued to officers and key employees of the Company pursuant to the AccuStaff Incorporated Office Specialists, Inc. 1996 Equity Incentive Plan (the "Plan").

        We have examined such corporate records and documents as we deemed relevant and necessary to enable us to give the opinion set forth herein, including the Certificate of Incorporation and Bylaws of the Company, as amended, and resolutions of the Board of Directors of the Company authorizing the Plan. For the purposes of this opinion, we assume that all Shares will be issued in accordance with the Plan.

        Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plan, will be duly authorized, validly issued, fully paid and non-assessable under the Florida Business Corporation Act as in effect on this date. Further, no personal liability will attach to the holders of the Common Stock solely because of their status as such under the laws of the State of Florida, the jurisdiction in which the Company is incorporated and the jurisdiction of the Company's principal business address.

                                        Sincerely Yours,

                                        ALSTON & BIRD

                                             /s/ Sidney J. Numin
                                        By:  ___________________
                                             A Partner